SONTRA MEDICAL CORPORATION

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned has authorized and designated each of Sean F. Moran, Thomas B. Rosedale and Kevin P. Lanouette
his attorney-in-fact to (i) prepare, execute and file on behalf of the undersigned Form ID in order to obtain access codes for the undersigned to permit filing on EDGAR, and (ii) prepare, execute and file on behalf of the undersigned all Forms 3, 4 and 5 (including any amendments thereto)
that the undersigned may be required to file with the U.S. Securities and
Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Sontra Medical Corporation.  The authority of such attorneys under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Sontra
Medical Corporation, unless earlier revoked in writing.  The undersigned acknowledges that such attorneys are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or any of the undersigned's liabilities for failure to comply with such requirements.

Date: May 4, 2005   /s/ Barry Marston
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     Barry Marston